Exhibit 3.1

Exhibit 4.1 D The Commonwealth of Massachusetts PC William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512 FORM MUST BE TYPED Articles of Amendment FORM MUST BE TYPED (General Law Chapter 156D, Section 10.06, 95O CMR 113.34) (1) Exact name of corporation: Cambridge Bancorp (2) Registered office address: 1336 Massachusetts Avenue, Cambridge, MA 02138 (number, street, city or town, state, zip code) (3) These articles of amendment affect article(s): III (specify the number(s) of article(s) being amended(I-VI)) (4) Date adopted: April 22, 2013 (month, day, year) (5) Approved by: (check appropriate box) ☐ the Incorporators, ☐ the board of directors without shareholder approval and shareholder approval was not required. ☒ the board of directors and the shareholders In the manner required by law and the articles of organization. (6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for Implementing the exchange, reclassification or cancellation of issued shares. ARTICLE III: VOTED: That the Company’s Articles of Organization, as amended to date, be further amended to increase the number of authorized shares of Common Stock from 5,000,000 shares, $1.00 par value, to 10,000,000 shares, $1.00 par value. P.C. [Illegible]

APR 23 2013 9:02 AM 617-227-4420 NO. 5115 P.3 To change the number of shares and the par value, “If any, of any type, or to designed a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to Issue, complete the following: Total authorized prior to amendment: WITHOUT PAR VALUE WITH PAR VALUE TYPE NUMBER OF SHARES TYPE NUMBER OF SHARES PAR VALUE Common 5,000,000 $1.00 Total authorized after amendment: WITHOUT PAR VALUE WITH PAR VALUE TYPE NUMBER OF SHARES TYPE NUMBER OF SHARES PAR VALUE Common 10,000,000 $1.00 (7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filling is specified: “G.L. Chapter 156D eliminates the concept of par value, however a comparison may specify par value in Article Ill Sec G.L. Chapter 156D, Section 6.21, and the common relative thereto

APR 23 2013 9:02 AM 617-227-4420 NO. 5115 P.4 Signed by: [illegible] Joseph V. Roller II (signature of authorized individual) ☐ Chairman of the board of directors, ☒ President, ☐ Other officer, ☐ Court-appointed Fiduciary, On this 22ND Day of April , 2013 .

MA SOC Filing Number: 201334495450 Date: 4/23/2013 9:08:00 AM THE COMMONWEALTH OF MASSACHUSETTS I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on: April 23, 2013 09:08 AM WILLIAM FRANCIS GALVIN Secretary of the Commonwealth

The Commonwealth of Massachusetts 029 William Francis Galvin Secretary of the Commonwealth ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108 ARTICLES OF AMENDMENT FEDERAL IDENTIFICATION General Laws, Chapter 156B, Section 72 NO. 04-2777442 We James F. Dwinell, III , President/Vice President, and Robert L. DeGregorio Clerk/ Assistant Clerk of CAMBRIDGE BANCORP (EXACT Name of Corporation) located at: 1336 Massachusetts Avenue, Cambridge, MA 02138 (MASSACHUSETTS Address of Corporation) do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED: 3 (Number those articles 1,2,3,4,5 and/or 6 being amended hereby) of the Articles of Organization were duly adopted at a meeting held on April 24 1995, by vote of: 523,761 shares of Common Stock out of 690,758 shares outstanding, type, class & series, (if any) shares of out of shares outstanding, and type, class & series, (if any) shares of out of shares outstanding, type, class & series, (if any) the sale CROSS OUT being at least a majority of each type, class or series outstanding and entitled to vote INAPPLI thereon:- CABLE being at least two thirds of each type, class or series outstanding and entitled to vote CLAUSE thereon and of each type, class or series of stock whose rights are adversely affected thereby: See Continuation Sheet C ☐ P ☐ M ☐ 1 For amendment adopted pursuant to Chapter 156B, Section 70. R.A. ☐ 2 For amendment adopted pursuant to Chapter 156B, Section 71. Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following: The total presently authorized is: WITHOUT PAR VALUE STOCKS WITH PAR VALUE STOCKS TYPE NUMBER OF SHARES TYPE NUMBER OF SHARES PAR VALUE COMMON: COMMON: 2,000,000 $1.00 PREFERRED: PREFERRED: CHANGE the total authorized to: WITHOUT PAR VALUE STOCKS WITH PAR VALUE STOCKS TYPE NUMBER OF SHARES TYPE NUMBER OF SHARES PAR VALUE COMMON: COMMON: 5,000,000 $1.00 PREFERRED: PREFERRED:

Continuation Sheet VOTED: That the presently authorized shares of the Common Stock of this Company be increased from 2,000,000 shares of $1.00 par value each to 5,000,000 shares of $1.00 par value each, so that the authorized capital stock of the Company shall be $5,000,000, to be represented by 5,000,000 shares of Common Stock of $1.00 par value each; that the Articles of Organization of the Company be correspondingly amended; and that such Articles of Amendment shall become effective at 5:00 p.m. Boston time on the date such Articles of Amendment are filed with the Secretary of State of The Commonwealth of Massachusetts. VOTED: That the shares of Common Stock of the Company may be issued from time to time in such manner and for such lawful consideration as may from time to time be fixed by the Board of Directors. VOTED: That the President and the Clerk of the Company be and they are hereby authorized and directed to prepare, execute and file with the proper authorities of The Commonwealth of Massachusetts appropriate Articles of Amendment to the Articles of Organization of the Company as heretofore amended to effect the increase in the number of shares of such Common Stock as authorized at this meeting and to pay the proper filing fee payable thereon.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. LATER EFFECTIVE DATE: IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 24th day of April, in the year 1995 /s/ James F. Dwinell President/Vice President James F. Dwinell III /s/ Robert L. DeGregorio Clerk/Assistant Clerk Robert L. DeGregorio

12055 500018 THE COMMONWEALTH OF MASSACHUSETTS ARTICLES OF AMENDMENT GENERAL LAWS, CHAPTER I56B, SECTION 72 I hereby approve the within articles of amendment and, the filing fee in the amount of $ 3,000 having been paid, said articles are deemed to have been filed with me this 300 day of MAY 1995 TO BE FILLED IN BY CORPORATION PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT TO: Jerry V. Klima, Esq. Palmer & Dodge One Beacon St. Boston, MA 02108 Telephone: (617) 573-0100

081The Commonwealth of Massachusetts William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512 ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS (General Laws, Chapter 156B, Section 82) We, James F. Dwinell, III , “President/[illegible] and Robert L. DeGregorio , “Clerk//[illegible] of Cambridge Bancorp (Exact name of corporation) organized under the laws of Massachusetts and herein called the parent corporation, certify as follows: 1.That the subsidiary corporation(s) to be merged into the parent corporation is/are: [illegible] NAME STATE OF ORGANIZATION DATE OF ORGANIZATION Cambridge Investment Services of New Hampshire, Inc. New Hampshire July 3, 1996 2. The parent corporation, at the date of the vote, owned not less than ninety percent (90%) of the outstanding shares of each class of stock of the subsidiary corporation or corporations with which it has voted to merge. 3. That in the case of each of the above named corporations, the laws of the state of its organization, if other than Massachusetts, permit the merger herein described, and that all action required under the laws of each such state in connection with this merger has been duly taken. Item 3 below may be deleted if all the corporations are organized under the laws of Massachusetts and if General Laws, Chapter l56B is applicable to them. P.C. *Delete the inapplicable words, in case (be parent corporation is organized under the laws of a state than Massachusetts, these articles are to be signed by officers having corresponding powers and duties.

4. That at a meeting of the director, of the parent corporation, the following vote, pursuant to General Laws, Chapter, 156B, Section 82, Subsection (a) was duly adopted: Voted: That the merger of Cambridge Investment Services of New Hampshire, Inc. a New Hampshire corporation and wholly owned subsidiary of this Corporation, with and into this Corporation, with this Corporation being the surviving corporation pursuant to the Plan of Merger presented to this meeting be, and it hereby is, approved; and that James F. Dwinell, III, President, and Robert L. DeGregorio, Clerk, be, and they hereby are, directed to execute and file appropriate Articles of Merger and to take or have taken all other actions, including without limitation executing consents to service of process and other certificates and instruments, that may be deemed by such person or persons to be necessary or appropriate in connection with such merger. Note: Votes, for which the space provided above is not sufficient, should be Listed on additional sheets to be numbered 4A, 4B, etc. Additional sheets must be 8 1/2 x 11 and have a left band margin of 1 inch. Only one side should be used.

5. The effective date of the merger shall be the date approved and filed by the Secretary of the Common wealth. If a later effective date is desired, specify such date, which shall not be more than thirty days after the date or filing: [illegible] Section 5 below may be deleted if the parent corporation is organized under the laws of Massachusetts. (Illegible) *Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts, these articles are to be signed by officers having corresponding powers and duties.

559594 [illegible] THE COMMONWEALTH OF MASSACHUSETTS [illegible] ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS (General Laws, Chapter 156B, Section 82) I hereby approve the within Articles of Merger of Parent and Subsidiary Corporations and, the filing fee in the amount of $250, having been paid, said articles are deemed to have been filed with me this 26th day of December ,1996. Effective date:12/26/96 WILLIAM FRANCIS GALVIN Secretary of the Commonwealth TO BE FILLED IN BY CORPORATION Photocopy of document to be sent to: John W. Pickett Palmer & Dodge LLP One Beacon Street Boston, MA 02108-3190 Telephone: (617) 573-0100

030-75 FORM CD-72-[illegible] The Commonwealth of Massachusetts OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE MICHAEL JOSEPH CONNOLLY, Secretary FEDERAL IDENTIFICATION ONE ASHBURTON PLACE, BOSTON, MASS. 02108 NO. 000107633 04-2777442 ARTICLES OF AMENDMENT General Laws, Chapter 156B, Section 72 This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws. Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts. We, Lewis H. Clark , President/[illegible] and James F. Dwinell, III , Clerk[illegible] of Cambridge Bancorp (Name of Corporation) located at: 1336 Massachusetts Avenue, Cambridge, MA 02138 Name Approved do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on May 11, 1907, by vote of 139,745 shares of Common Stock out of 161,072 shares outstanding, (Class of Stock) shares of out of shares outstanding, and (Class of Stock) shares of out of shares outstanding, (Class of Stock) being at least [illegible] CROSS OUT two-thirds of each class outstanding and entitled to vote thereon and INAPPLICABLE of each class or series of stock whose [illegible] are adversely affected CLAUSE thereby:- See Continuation Sheet C ☐ P ☐ M ☐ 1 For amendment adopted pursuant to Chapter 156B, Section 70. 2 For amendment adopted pursuant to Chapter 156B, Section 71. Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value, if any, or each class of stock within the corporation fill in the following: The total presently authorized to: KIND OF STOCK NO PAR VALUE NUMBER OF SHARES WITH PAR VALUE NUMBER OF SHARES PAR VALUE COMMON PREFERRED CHANGE the total to: KIND OF STOCK NO PAR VALUE NUMBER OF SHARES WITH PAR VALUE NUMBER OF SHARES PAR VALUE COMMON PREFERRED

Continuation Sheet To Articles of Amendment to the Articles of Organization of Cambridge Bancorp Adopted May 11, 1987 VOTED: That Article 6 of the Articles of Organization of the corporation be and it hereby is amended by adding as a new paragraph after the last sentence of (e) thereof the following: “(f) No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director notwithstanding any provision of law imposing such liability, except that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law or any amendatory or successor provisions thereto or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date upon which this provision became effective, and no amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.”

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 1688, Section 6 of The General Laws unless these articles specify. in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing in which event the amendment will become effector on such later date. IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 14th day of February. In the year 1988 President/[illegible] [illegible] Clerk/[illegible]

61084 9636 [illegible] THE COMMONWEALTH OF MASSACHUSETTS ARTICLES OF AMENDMENT (General Laws, Chapter 156B, Section 72) I hereby approve the within articles of amendment and, the filing fee in the amount of $75,00 having been paid, said articles are deemed to have been filed with me this 25th day of February, 1986 [illegible] MICHAEL JOSEPH CONNOLLY Secretary of State TO BE FILLED IN BY CORPORATION PHOTO COPY OF AMENDMENT TO BE SENT TO: Jerry V. Klima, Esq Palmer & Dodge One Beacon Street Boston, MA 02108 (617) 227-4400 Telephone Copy Mailed

FORM CD-72-30M-10-79-152328

Examiner

The Commonwealth of Massachusetts

MICHAEL JOSEPH CONNOLLY

Secretary of State

ONE ASHBURTON PLACE, BOSTON, MASS. 02108

FEDERAL IDENTIFICATION NO. 000107633

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Lewis H. Clark, President/~~Vice President~~, and James F. Dwinell, III, Clerk/~~Assistant Clerk~~ of

CAMBRIDGE BANCORP
(Name of Corporation)

located at 1336 Massachusetts Avenue, Cambridge, Massachusetts 02138

Name Approved

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted ~~at a meeting held on~~ by consent of the sole incorporator pursuant to Chapter 156B, Section 44 March 9, 1983

.... shares of .... (Class of Stock) out of .... shares outstanding,

.... shares of .... (Class of Stock) out of .... shares outstanding, and

.... shares of .... (Class of Stock) out of .... shares outstanding,

CROSS OUT INAPPLICABLE CLAUSE

~~being at least a majority of each class outstanding and entitled to vote thereon:[1]~~

~~two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby:[2]~~

C ☐
P ☐
M ☐

[1]For amendments adopted pursuant to Chapter 156B, Section 70.

[2]For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8½ x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

4
P.C.

FOR INCREASE IN CAPITAL FILL IN THE FOLLOWING: { shares preferred } with par value shares common The total amount of capital stock already authorized is shares preferred } without par value shares common The amount of additional capital stock authorized is { shares preferred } with par value shares common shares preferred } without par value shares common Article 6 of the Articles of Organization of the corporation on Continuation Sheet 2-A thereto is amended to add as a new paragraph after the last sentence of (d) thereof, the following: “(e) The Board of Directors shall be divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Initially, Class I directors shall be elected for a one-year term, Class II directors shall be elected for a two-year term and Class III directors shall be elected for a three-year term. At the annual meeting of stockholders in 1984, and at each annual meeting thereafter, successors to the class of directors whose term expires at such annual meeting shall be elected to hold office for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors in each class as nearly equal as possible, and any additional director of any class elected by the stockholders shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which such director’s term expires and until such director’s successor shall be elected and shall qualify, or until such director’s death, resignation or removal as provided in the By-laws of the corporation.”

[illegible] [illegible] The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this ninth day of March , in the year 1983 [illegible] President/Vice President [illegible] Clerk/Assistant Clerk

47735 5-39 3322 [GRAPHIC APPEARS HERE] THE COMMONWEALTH OF MASSACHUSETTS ARTICLES OF AMENDMENT (General Laws, Chapter 156B, Section 72) I hereby approve the within articles of amendment and, the filing fee in the amount of $ 75,00 having been paid, said articles are deemed to have been filed with me this 23rd day of March, 1983. [illegible] [illegible] MICHAEL JOSEPH CONNOLLY Secretary of State TO BE FILLED IN BY CORPORATION PHOTO COPY OF AMENDMENT TO BE SENT TO: Peter K, Wirth, Esq. Palmer & Dodge 1 Beacon Street Boston, Massachusetts Telephone 617-227-4400 MAR 31 1983 Copy Mailed

100M-C.D.ARO-S (Rov. 18-80) 160411 The Commonwealth of Massachusetts OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE MICHAEL JOSEPH CONNOLLY, Secretary ONE ASHBURTON PLACE, BOSTON, MASS. 02108 ARTICLES OF ORGANIZATION (Under G.L. Ch. 156B) Incorporators NAME POST OFFICE ADDRESS Include given name in full in case of natural persons: In case of a corporation. give state of incorporation. Peter Karl Wirth. One Beacon Street Boston, Massachusetts 02108 107633 The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws. Chapter 156B and hereby state(s): 1. The name by which the corporation shall be known is: Cambridge Bancorp 2. The purpose for which the corporation is formed is as follows: To acquire, own, control, hold with power to vote, deal in and with, and dispose of, in any manner, interests in financial institutions, including, without limitation, banks, trust companies, savings banks, national banking associations, savings and loan associations, industrial banks, investment banks, service banks, safe deposit companies, credit unions, and mutual trust investment companies, located within or without the Commonwealth of Massachusetts, and to acquire, own, control, hold with power to vote, deal in and with, and dispose of, in any manner, interests in any other companies, corporations, partnerships, trusts, unincorporated associations, joint stock associations and other entities which are engaged in activities related to the business of banking. To engage in, carry on, conduct, and participate in activities, enterprises and businesses permitted to be engaged in, carried on, conducted and participated in by bank holding companies under applicable provisions of law. To engage generally in any business which may lawfully be carried on by a corporation formed under Chapter 156B of the General Laws of Massachusetts. C ☐ P ☐ M ☐ R.A. ☐ Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3. The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows: CLASS OF STOCK WITHOUT PAR VALUE WITH PAR VALUE NUMBER OF SHARES NUMBER OF SHARES PAR VALUE AMOUNT Preferred $ Common 1,000,000 $1.00 $1,000,000 *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established: None *5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows: None *6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: See Continuation Sheet 2-A * If there are no provisions state “None”.

Continuation Sheet 2-A Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (a) Meetings of the stockholders may be held anywhere within the United States. (b) No contract or other transaction of this corporation with any other person, corporation, association, or partnership shall be affected or invalidated by the fact that (i) this corporation is a stockholder in such other corporation, association or partnership, or (ii) any one or more of the officers or directors of this corporation is an officer, director or partner of such other corporation, association or partnership, or (iii) any officer or director of this corporation, individually or jointly with others, is a party to or is interested in such contract or transaction. Any director of this corporation may be counted in determining the existence of a quorum at any meeting of the board of directors for the purpose of authorizing or ratifying any such contract or transaction, and may vote thereon, with like force and effect as if he were not so interested or were not an officer, director or partner of such other corporation, association or partnership. (c) The corporation may be a partner in any business enterprise which it would have power to conduct itself. (d) The by-laws may provide that the directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law, these articles of organization or the by-laws requires action by the stockholders.

7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected. 8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired; specify date. (not more than 30 days after the date of filing.) 9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation. a. The post office address of the initial principal office of the corporation of Massachusetts is: 1336 Massachusetts Avenue, Cambridge, Massachusetts 02138 b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows: NAME RESIDENCE POST OFFICE ADDRESS President: Lewis H. Clark 66 Fairgreen Place Chestnut Hill, MA 02167 1336 Massachusetts Avenue Cambridge, MA 02138 Treasurer: Robert F. Doyle 15 Flagg Street Cambridge, MA 02138 1336 Massachusetts Avenue Cambridge, MA 02138 Clerk: James F. Dwinell III Lincoln Road Wayland, MA 01778 1336 Massachusetts Avenue Cambridge, MA 02138 Directors: Lewis H. Clark 66 Fairgreen Place Chestnut Hill, MA 02167 1336 Massachusetts Avenue Cambridge, MA 02138 Paul D. Littlefield 223 Aspen Circle Lincoln, MA 01773 1336 Massachusetts Avenue Cambridge, MA 02138 David B. Wray 37 Woodman Road Chestnut Hill, MA 02167 1336 Massachusetts Avenue Cambridge, MA 02138 c. The date initially adopted on which the corporation’s fiscal year ends is: December 31 d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is: Second Monday in April e. The name and business address of the resident agent, if any, of the corporation is: IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this twentieth day of December 1982 /s/ Peter Karl Wirth Peter Karl Wirth The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

3000 SECRETARY OF THE COMMONWEALTH 1982 DEC 20 PM 3:00 THE COMMONWEALTH OF MASSACHUSETTS CORPORATION DIVISION ARTICLES OF ORGANIZATION GENERAL LAWS, CHAPTER 156B, SECTION 12 I hereby certify that upon an examination of the within-written articles of organization. duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporation have been complied with, and I hereby approve said articles: and the filing fee in the amount of $500 having been paid, said articles are deemed to have been filed with me this 23rd day of December 1982. Effective date MICHAEL-JOSEPH CONNOLLY Secretary of State PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT TO BE FILLED IN BY CORPORATION TO: Peter Karl Wirth, Esquire Palmer & Dodge One Beacon Street Boston, Massachusetts 02108 Telephone (617) 227-4400 FILING FEE: 1/20 of 1 % of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value but not less than $125. General Laws, Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share. Copy Mailed

[illigible] FORM CD-72-4/88-808881 The Commonwealth of Massachusetts OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE MICHAEL JOSEPH CONNOLLY, Secretary FEDERAL IDENTIFICATION ONE ASHBURTON PLACE, BOSTON, MASS. 02108 NO. 000107633 04-2777442 ARTICLES OF AMENDMENT General Laws, Chapter 156B, Section 72 This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws. Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts. We, Lewis H. Clark , President/[illegible] and James F. Dwinnell, III , Clerk[illegible] of Cambridge Bancorp (Name of Corporation) located at 1336 Massachusetts Avenue, Cambridge, MA 02138 Name Approved do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on April 25, 1988, by vote of 480, 35 shares of Common Stock out of 648, 288 shares outstanding, (Class of Stock) shares of out of shares outstanding, and (Class of Stock) shares of out of shares outstanding, (Class of Stock) the sole being at least a majority of [illegible]/class outstanding and entitled to vote thereon CROSS OUT [illegible] INAPPLICABLE [illegible] CLAUSE [illegible] See Continuation Sheet C ☐ P ☐ M ☐ 1 For amendment adopted pursuant to Chapter 156B, Section 70. 2 For amendment adopted pursuant to Chapter 156B, Section 71. Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 81/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following: The total presently authorized is: KIND OF STOCK NO PAR VALUE NUMBER OF SHARES WITH PAR VALUE NUMBER OF SHARES PAR VALUE COMMON 1,000,000 $1.00 PREFERRED CHANGE the total to: KIND OF STOCK NO PAR VALUE NUMBER OF SHARES WITH PAR VALUE NUMBER OF SHARES PAR VALUE COMMON 2,000,000 $1.00 PREFERRED

Continuation Sheet VOTED: That the presently authorized shares of the Common Stock of this Company be increased from 1,000,000 shares of $1.00 par value each to 2,000,000 shares of $1.00 par value each, so that the authorized capital stock of the Company shall be $2,000,000, to be represented by 2,000,000 shares of Common Stock of $1.00 par value each; that the Articles of Organization of the Company be correspondingly amended; and that such Articles of Amendment shall become effective at 4:00 P.M. Boston time on the date such Articles of Amendment are filed with the Secretary of The Commonwealth of Massachusetts. VOTED: That the shares of Common Stock of the Company may be issued from time to time in such manner and for such lawful consideration as may from time to time be fixed by the Board of Directors. VOTED: That the President and the Clerk of the Company be and they are hereby authorized and directed to prepare, execute and file with the proper authorities of The Commonwealth of Massachusetts appropriate Articles of Amendment to the Articles of Organization of the Company as heretofore amended to effect the increase in the number of shares of such Common Stock as authorized at this meeting and to pay the proper filing fee payable thereon.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 25th day of April, in the year 1988. [illegible] President/[illegible] [illegible] Clerk/[illegible]

16 42669 Ex THE COMMONWEALTH OF MASSACHUSETTS ARTICLES OF AMENDMENT (General Laws, Chapter 156B, Section 72) I hereby approve the within articles of amendment and, the filing fee in the amount of $500.00 having been paid, said articles are deemed to have been filed with me this 26th day of April, 1988. [illegible] MICHAEL JOSEPH CONNOLLY Secretary of State TO BE FILLED IN BY CORPORATION PHOTO COPY OF AMENDMENT TO BE SENT TO: Jerry V. Klima Palmer & Dodge One Beacon Street Boston, MA 02108 Telephone (617) 227-4400 Copy Mailed

030-475

FORM CD-72-30M-4/86-808881

m
Examiner

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

FEDERAL IDENTIFICATION NO. 000107633
04-2777442

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Lewis E. Clark, President/~~XXXXXXXXX~~, and James F. Dwinell, III, Clerk/~~XXXXXXXXXX~~ of

Cambridge Bancorp
(Name of Corporation)

located at 1336 Massachusetts Avenue, Cambridge, MA 02138

Name Approved

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on May 11, 1987, by vote of

139,745 shares of Common Stock (Class of Stock) out of 161,072 shares outstanding,

.... shares of .... (Class of Stock) out of .... shares outstanding, and

.... shares of .... (Class of Stock) out of .... shares outstanding,

CROSS OUT INAPPLICABLE CLAUSE

being at least ~~a majority of each class outstanding and entitled to vote thereon~~:*
two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby:*

See Continuation Sheet.

C ☐
P ☐
M ☐

*For amendments adopted pursuant to Chapter 156B, Section 70.
*For amendments adopted pursuant to Chapter 156B, Section 71.

5
P.C.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8½ x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following: The total presently authorized is: KIND OF STOCK NO PAR VALUE NUMBER OF SHARES WITH PAR VALUE NUMBER OF SHARES PAR VALUE COMMON PREFERRED CHANGE the total to: KIND OF STOCK NO PAR VALUE NUMBER OF SHARES WITH PAR VALUE NUMBER OF SHARES PAR VALUE COMMON PREFERRED

Continuation Sheet To Articles of Amendment to the Articles of Organization of Cambridge Bancorp Adopted May 11, 1987 VOTED: That Article 6 of the Articles of Organization of the corporation be and it hereby is amended by adding as a new paragraph after the last sentence of (e) thereof the following: “(f) No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director notwithstanding any provision of law imposing such liability, except that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law or any amendatory or successor provisions thereto or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date upon which this provision became effective, and no amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.”

The foregoing amendment will became effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 24th day of February, in the year 1988 [illegible] President/[illegible] [illegible] Clerk/[illegible]

81684 9636 THE COMMONWEALTH OF MASSACHUSETTS ARTICLES OF AMENDMENT (General Laws, Chapter 156B, Section 72) I hereby approve the within articles of amendment and, the filing fee in the amount of $75,00 having been paid, said articles are deemed to have been filed with me this 25th day of February, 1988. [illegible] MICHAEL JOSEPH CONNOLLY Secretary of State TO BE FILLED IN BY CORPORATION PHOTO COPY OF AMENDMENT TO BE SENT TO: Jerry V. Klima, Esq Palmer & Dodge One Beacon Street Boston, MA 02108 (617) 227-4400 Telephone Copy Mailed